UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2023

Gelesis Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39362	84-4730610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Boylston Street Suite 6102
Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 456-4718

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 12, 2023, Gelesis Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PureTech Health LLC,a Delaware limited liability company (“Parent”) and Caviar Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the terms and conditions set forth therein, the Company will merge with and into Merger Sub (the “Merger”) with Merger Sub surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Company”). Parent and Merger Sub are subsidiaries of PureTech Health PLC, which beneficially owns 16,727,582 shares of Company Common Stock (as defined below), options to purchase 155,520 shares of Company Common Stock and PureTech Warrants (as defined below) to purchase 259,345,750 shares of Company Common Stock in the aggregate.

Effect on Capital Stock

The Merger is to become effective, upon the terms and subject to the conditions of the Merger Agreement, at the date and time when a certificate of merger (the “Certificate of Merger”) has been duly filed with the Secretary of State of the State of Delaware, or at such later date and time as is agreed upon in writing by the parties and specified in the Certificate of Merger (the “Effective Time”). At the Effective Time, each outstanding share of the common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) (other than (i) shares held in the treasury of the Company, (ii) owned by Parent or any of its direct or indirect subsidiaries (including Merger Sub) immediately before the Effective Time, (iii) restricted shares issued pursuant to the Business Combination Agreement, dated as of July 19, 2021, by and among Gelesis, Inc., Capstar Special Purpose Acquisition Corp. and CPSR Gelesis Merger Sub, Inc. (as amended, restated, supplemented or otherwise modified, the “BCA”) and subject to all of the terms and conditions of the BCA in respect of the “Earn Out Shares”, and (iv) shares held by stockholders who perfect their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law, but including shares issued in connection with the deemed exercise of certain warrants to purchase Company Common Stock) will be converted automatically into and will thereafter represent only the right to receive $0.05664 in cash (the “Merger Consideration”), without interest and subject to applicable withholding taxes. The Merger Agreement was approved unanimously by the board of directors of the Company (the “Board”), acting upon the unanimous recommendation of a special committee of the Board, and the Board resolved to recommend approval of the Merger Agreement to the Company’s stockholders (the “Company Board Recommendation”).

Representations and Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub, including, among others, covenants by the Company to conduct its business in the ordinary course of business during the period between execution of the Merger Agreement and consummation of the Merger (the “Closing”) and prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Parent.

Closing Conditions

The Merger is conditioned upon, among other things, (i) the approval of the Merger Agreement by the affirmative vote of (x) the holders of a majority of the shares of Company Common Stock not owned directly or indirectly by Parent or any of its subsidiaries or affiliates at the special meeting of Company Stockholders to be held for the purpose of obtaining the Company Stockholder Approval (as defined below) (the “Company Meeting”) and (y) the holders of a majority of the shares of Company Common Stock, in each case, that are outstanding and entitled to vote thereon at the Company Meeting (together, the “Company Stockholder Approval”), (ii) the receipt of certain other consents and approvals from the noteholders of the Company, (iii) the absence of a bankruptcy or insolvency proceeding or formal corporate action by the Company or its subsidiaries to commence any such proceeding, (iv) the receipt of clearances or expirations of waiting periods under certain antitrust laws and foreign investment screening laws, (v) the absence of certain adverse events related to a submission by the Company to the United States Food and Drug Administration, (vi) the receipt of certain amendments to agreements with the Company’s lenders and (vii) other customary closing conditions for a transaction of this type, including the absence of a material adverse effect on the Company, the accuracy of representations and warranties, the performance of covenants and the delivery of certain customary closing certificates. The Closing is not subject to a financing condition.

Go-Shop and No-Shop Period

Beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Eastern time on July 1, 2023 (the “Go Shop Period”), the Company and its representatives may, subject to certain conditions under the Merger Agreement: (i) solicit alternative acquisition proposals from third parties, including furnishing non-public information to such third parties in connection with such acquisition proposals pursuant to an acceptable confidentiality agreement and (ii) continue, enter into and otherwise participate in discussions or negotiations with third parties with respect to such acquisition proposals.

Following the expiration of the Go-Shop Period, the Company is subject to a customary “no-shop” provision whereby, subject to certain exceptions, it may not (i) solicit, initiate or knowingly encourage an offer that constitutes, or would reasonably be expected to lead to, an alternative acquisition proposal from third parties, (ii) participate in any discussions or negotiations regarding an acquisition proposal or furnish any non-public information to such third parties for the purpose of facilitating an acquisition proposal, (iii) approve, endorse or recommend any proposal that constitutes or would reasonably be expected to lead to an acquisition proposal, or (iv) enter into any letter of intent, agreement in principle, memorandum of understanding, or other acquisition agreement, merger agreement or similar agreement with respect to an acquisition proposal. The “no shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information and engage in discussions and negotiations with respect to an unsolicited acquisition proposal that constitutes or is reasonably expected to lead to an acquisition proposal that the Board determines in its good faith judgment (after consultation with its financial advisor and outside legal counsel) to be more favorable to the Company’s stockholders from a financial point of view than the Merger and is reasonably likely to be consummated in accordance with its terms on a timely basis (a “Superior Proposal”).

Termination and Fees

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement in specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee in the amount of $350,000 and reimburse Parent for expenses incurred in connection with the Merger Agreement up to $1 million in the aggregate.

Treatment of Outstanding Company Equity Awards, Warrants, and Promissory Notes

Each outstanding unexercised option to purchase shares of Company Common Stock, whether vested or unvested, will be canceled at the Effective Time without payment of any consideration.

Each outstanding award of restricted stock unit to acquire shares of Company Common Stock granted under any of the Company’s 2021 Stock Option and Incentive Plan, 2016 Stock Option and Grant Plan and 2006 Stock Incentive Plan (each, a “Company RSU Award”) will automatically (i) accelerate in full as of immediately prior to the Effective Time, and (ii) to the extent not yet settled as of the Effective Time, be canceled and converted as of the Effective Time into the right to receive (without interest) an amount in cash equal to the Merger Consideration that would be payable in respect of the shares of Company Common Stock issuable upon settlement of the Company RSU Award, such payment to be net of any applicable tax withholding obligations required by applicable laws.

At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock pursuant to that certain Warrant to Purchase Common Stock, dated as of August 4, 2022, by and between the Company and CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited (“CMS Warrant Agreement”, and such warrant, the “CMS Warrant”) will, in accordance with the terms of the CMS Warrant Agreement, automatically and without any required action on the part of the holder thereof, cease to represent a warrant exercisable for 400,000 shares of Company Common Stock and be exchanged for an amount of consideration equal to the difference of (i) the Gross Consideration (as defined in the CMS Warrant Agreement) minus (ii) the aggregate Change of Control Exercise Price (as defined in the CMS Warrant Agreement).

At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock pursuant to that certain Amended and Restated Warrant to Purchase Common Stock of Gelesis Holdings, Inc. by and between the Company and holder thereof (“One S.r.l. Warrant Agreement”, such warrant, a “One S.r.l. Warrant”) will, in accordance with the terms of the One S.r.l. Warrant Agreement, automatically and without any required action on the part of the holder thereof, cease to represent a warrant exercisable for shares of Company Common Stock and be exchanged for, with respect to each share of Company Common Stock underlying such One S.r.l. Warrant, an amount of consideration equal to the difference of (i) $1.46 minus (ii) the Change of Control Warrant Price (as defined in each One S.r.l. Warrant Agreement). The parties to the Merger Agreement agreed that $1.46 represents the Gross Consideration (as defined in the One S.r.l. Warrant) in respect of such Warrant.

At the Effective Time, each PureTech Warrant will be canceled automatically and will cease to exist, and no consideration will be paid in exchange therefor.

At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock pursuant to that certain Warrant Agreement, dated July 1, 2020, by and among Capstar Special Purpose Acquisition Corp., a Delaware corporation, Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (“Gelesis Warrant Agreement”, and such warrant, a “Gelesis Warrant”) will automatically and without any required action on the part of the holder thereof, cease to represent a Gelesis Warrant exercisable for one (1) share of Company Common Stock and become a warrant exercisable for the Merger Consideration. If a registered holder thereof properly exercises the Gelesis Warrant within thirty (30) days following the public disclosure of the consummation of the Merger, the Warrant Price (as defined in the Gelesis Warrant Agreement) will be reduced by an amount (in dollars) (but in no event less than zero) equal to the difference of (i) the Warrant Price (as defined in the Gelesis Warrant Agreement) in effect prior to such reduction minus (ii) (A) the Merger Consideration minus (B) the Black-Scholes Warrant Value (as defined in the Gelesis Warrant Agreement). The result of such reduction in the Warrant Price is that the holder thereof shall have the opportunity to receive the Black-Scholes Warrant Value with respect to such Gelesis Warrant, which would have been equal to less than $0.01 per Public Warrant as of the close of trading on June 2, 2023. In order to receive such Black-Scholes Warrant Value, the holder of such Gelesis Warrant shall be required to validly exercise such Gelesis Warrant, including, in the payment of Warrant Price in cash or, to the extent permitted or the Company elects to so require under the Warrant Agreement, the exerciseof such Gelesis Warrant on a cashless basis in accordance with the terms of the Gelesis Warrant Agreement.

All outstanding convertible promissory notes issued by the Company will be assumed by the Surviving Company.

The foregoing description of the terms of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 and is incorporated herein by reference.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, the Company entered into a voting and support agreement (the “Voting Agreement”) with Parent in its capacity as a stockholder of the Company (the “Stockholder”) under which the Stockholder agreed, among other things, to vote, or cause to be voted, all of the shares of Company Common Stock beneficially owned by the Stockholder in favor of the approval of the Merger and certain other related matters. In addition, pursuant to the Voting Agreement, the Stockholder agreed to (A) not transfer its shares prior to Closing and (B) a customary non-solicitation, whereby the Stockholder agreed, among other things, to not solicit, initiate, or encourage an alternative transaction. The Voting Agreement will terminate automatically at the earlier to occur of (x) the Effective Time and (y) the date and time that the Merger Agreement is validly terminated in accordance with the terms and provisions thereof.

The foregoing description of the terms of the Voting Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting Agreement, the form of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Amendment No. 2 to Note and Warrant Purchase Agreement and Bridge Financing

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on February 23, 2023, on February 21, 2023, the Company entered into that certain Note and Warrant Purchase Agreement, dated February 21, 2023 (as amended by that certain Amendment No. 1 to Note and Warrant Purchase Agreement, dated May 1, 2023, and as further amended by Amendment No. 2 (as defined below) the “NPA”), by and among the Company and Gelesis Inc. (together, the “Note Issuers”), Gelesis 2012, Inc., Gelesis, LLC, and other subsidiaries of the Note Issuers party thereto from time to time (collectively with the Note Issuers, the “Note Parties”), Parent and certain other investors party thereto from time to time, pursuant to which the Note Issuers may issue convertible senior secured promissory notes (each, a “Note” and collectively, the “Notes) and warrants to purchase shares of Common Stock (the “Warrants”). As previously disclosed, on February 21, 2023, for a cash purchase price of $5.0 million, the Note Issuers issued to Parent a Note in the aggregate principal amount of $5.0 million, together with PureTech Warrant No. 1 to purchase up to 23,688,047 shares of Common Stock at an exercise price of $0.2744 per share (“PureTech Warrant No.1”). As previously disclosed, prior to Amendment No. 2 (as defined below), the NPA provided that upon the satisfaction of the conditions set forth therein, the Note Issuers would issue and sell to Parent, and Parent would purchase from the Note Issuers additional Notes in an aggregate principal amount of up to $5.0 million (the “Additional Notes”). As previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on May 3, 2023 and May 31, 2023: (i) on May 1, 2023, for a cash purchase price of $2.0 million, the Note Issuers issued to Parent an Additional Note in the aggregate principal amount of $2.0 million, together with PureTech Warrant No. 2 to purchase up to 192,307,692 shares of Common Stock at an exercise price of $0.0182 per share (“PureTech Warrant No.2”); and (ii) on May 26, 2023, for a cash purchase price of $350,000, the Note Issuers issued to Parent an Additional Note in the aggregate principal amount of $350,000, together with PureTech Warrant No. 3 to purchase up to 43,133,803 shares of Common Stock at an exercise price of

$0.0142 per share (“PureTech Warrant No.3”, and together with PureTech Warrant No.1 and PureTech Warrant No.2, the “PureTech Warrants”).

In connection with the execution of the Merger Agreement, on June 12, 2023, Parent and the Note Parties entered into Amendment No. 2 to Note and Warrant Purchase Agreement (“Amendment No. 2”), which provides, among other things, that: (i) the aggregate principal amount of Additional Notes issuable to Parent under the NPA be increased from $5.0 million to $5.35 million, (ii) no Warrant will be issuable in connection with the Company’s sale of the Bridge Note (as defined below) to Parent, and (iii) if any Note Party enters into a binding definitive agreement with respect to a Takeover Proposal (as defined in the Merger Agreement) with any party other than Parent and/or its affiliates, the Company will immediately pay to Parent an amount equal to 200% of the aggregate principal amount of outstanding Additional Notes, and the Additional Notes will be cancelled. Except as set forth in Amendment No. 2, all other terms of the Notes and Warrants remain in full force and effect.

In connection with the execution of the Merger Agreement, on June 12, 2023, Parent provided $3.0 million of bridge financing to the Company pursuant to Parent’s purchase, for a $3.0 million cash purchase price, of an Additional Note in the principal amount of $3.0 million (the “Bridge Note”). No Warrant was issued to Parent in connection with Parent’s purchase of the Bridge Note.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and are sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and on similar exemptions under applicable state laws. The NPA provides for registration rights with respect to all shares of Common Stock issuable upon conversion of the Notes and upon exercise of the warrants pursuant to which the Company is required to file a shelf registration statement under the Securities Act to register such shares for resale.

The foregoing descriptions of Amendment No. 2 and the Bridge Note do not purport to be complete and are qualified in their entirety by the full text of such agreements, which are attached as exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Amendment No. 2 to Note and Warrant Purchase Agreement and Bridge Financing ” under Item 1.01 of this Current Report on Form 8-K to the extent applicable is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth under the caption “Amendment No. 2 to Note and Warrant Purchase Agreement and Bridge Financing ” under Item 1.01 of this Current Report on Form 8-K to the extent applicable is incorporated herein by reference.

Important Information and Where to Find It

In connection with the proposed transaction between the Company and Parent, the Company will file relevant materials with the SEC, including a proxy statement, the definitive version of which will be sent or provided to the Company’s stockholders. The Company and affiliates of Parent will jointly file a transaction statement on Schedule 13E-3. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document which the Company may file with the SEC or send to its stockholders in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement (when it is available), the Schedule 13E-3 (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov and the Company’s investor relations website at ir.gelesis.com.

Participants in the Solicitation

The Company and certain of its directors and executive officers, as well as Parent and its affiliates, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 28, 2023, and will be included in the proxy statement (when available). The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company’s directors and executive officers in the transaction, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “will,” “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations, estimates and projections about the industry and markets in which the Company operates and the Company’s beliefs and assumptions as to the timing and outcome of future events, including the transactions described in this communication. While the Company’s management believes the assumptions underlying the forward-looking statements are reasonable, such information is necessarily subject to uncertainties and may involve certain risks and uncertainties which are, in many instances, difficult to predict and beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (ii) the failure to satisfy any of the conditions to the completion of the proposed Merger, including the failure to obtain Company Stockholder Approval; (iii) potential delays in consummating the Merger; (iv) the effect of the announcement of the proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (iv) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (v) response of the Company’s competitors to the proposed Merger; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed Merger; (vii) the ability to meet expectations regarding the timing and completion of the proposed Merger; (viii) significant costs associated with the proposed Merger; (ix) potential litigation relating to the proposed Merger; (x) restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities; (xi) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (xii) the timing and result of the United States Food and Drug Administration’s review of the Company’s submission of K230133/S001, and (xiii) the other risks, uncertainties and factors detailed in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time. While the list of factors presented here is, and the list of factors presented in the proxy statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity.

There can be no assurance that the proposed transactions will in fact be consummated. The Company cautions investors not to unduly rely on any forward-looking statements. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and the Company does not intend to do so.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated June 12, 2023, by and between Gelesis Holdings, Inc., PureTech Health LLC and Caviar Merger Sub LLC
10.1	Form of Voting and Support Agreement

10.2	Amendment No. 2 to Note and Warrant Purchase Agreement, dated June 12, 2023, by and among Gelesis Holdings, Inc., Gelesis, Inc., Gelesis 2012, Inc., Gelesis LLC and PureTech Health LLC
10.3	Convertible Senior Secured Promissory Note, dated June 12, 2023, issued to PureTech Health LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* All schedules to the Merger Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gelesis Holdings, Inc.

Date:	June 13, 2023	By:	/s/ Elliot Maltz
Elliot Maltz Chief Financial Officer